UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2008

Hansen Natural Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-18761	39-1679918
(Commission File Number)	(IRS Employer Identification No.)

550 Monica Circle Suite 201

Corona, California 92880

(Address of principal executive offices and zip code)

(951) 739 - 6200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Securities Litigation

On September 11, 2008, a federal securities class action complaint styled Cunha v. Hansen Natural Corp., et al. (ED CV 08-1249 SGL (JCx)) was filed in the United States District Court for the Central District of California (the “District Court”). On September 17, 2008, a second federal securities class action complaint styled Brown v. Hansen Natural Corp., et al. (ED CV 08-01278 VAP) was also filed in the District Court.

Both actions, filed by single individual shareholders purportedly on behalf of a class of purchasers of Hansen Natural Corporation (the “Company”) stock during the period May 23, 2007 through November 8, 2007 (the “Class Period”), name as defendants the Company, Rodney C. Sacks, and Hilton H. Schlosberg. The allegations of both complaints are substantially similar. Plaintiffs allege violations of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated thereunder. Plaintiffs allege, among other things, that during the Class Period, the defendants issued materially false and misleading statements that failed to disclose that: (i) the Company's second quarter sales results were “materially impacted by inventory loading as customers were induced to purchase more product before the Company raised its prices in its Monster Energy drink line and its Java Monster drink line”; (ii) the Company was “experiencing declining sales in its non-core drink lines”; (iii) the Company was “experiencing production shortfalls with its Java Monster drink line”; and (iv) as a result of the foregoing, defendants “lacked a reasonable basis for their positive statements about the Company and its prospects.” The complaints seek an unspecified amount of damages.

Derivative Action

On September 15, 2008, a derivative complaint was filed in the Superior Court of the State of California, County of Riverside, styled Stueve v. Sacks, et al. (RIC508262). The derivative suit was brought by a shareholder of the Company who made no prior demand on the Board of Directors of the Company. The suit, purportedly brought on behalf of the Company, names as defendants certain officers, directors, and employees of the Company, including Rodney C. Sacks, Hilton H. Schlosberg, Mark J. Hall, Kirk S. Blower, Thomas J. Kelly, Sydney Selati, Norman C. Epstein, Benjamin M. Polk, Harold C. Taber, Jr., Mark S. Vidergauz and Michael B. Schott. The Company is named as a nominal defendant.

The derivative complaint essentially repeats the same factual allegations as set forth in the two securities class action complaints described above. The complaint alleges, among other things, that between May 2007 and the present, the defendants directed the Company to issue a series of improper statements concerning its business prospects. The complaint further alleges that while the Company’s shares were purportedly artificially inflated because of those improper statements, certain defendants sold Company stock while in possession of material non-public information regarding the Company’s “true” business prospects. The complaint asserts causes of action for breach of fiduciary duty for improper financial reporting, breaches of fiduciary duties for insider selling and misappropriation of information, violations of Cal. Corp. Code §§ 25402 and 25403, abuse of control, gross mismanagement, waste of corporate assets, and unjust enrichment, and seeks an unspecified amount of damages, adoption of corporate governance reforms, and equitable and injunctive relief.

Although the ultimate outcome of these matters cannot be determined with certainty, the Company believes that the complaints are without merit. The Company intends to vigorously defend against these lawsuits.

To the extent that any complaint served upon the Company in the future contains allegations similar to those contained in the complaints described above, the Company does not intend to issue an additional report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hansen Natural Corporation

Date: September 22, 2008	/s/ Hilton H. Schlosberg

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Hilton H. Schlosberg

Vice Chairman of the Board of Directors,

President and Chief Financial Officer